Exhibit 99.1

Harris Corporation Reports Fiscal 2016 Second Quarter Results

MELBOURNE, Florida, February 2, 2016 — Harris Corporation (NYSE:HRS) reported revenue in the second quarter of fiscal 2016 of $1.84 billion, compared with $1.21 billion in the prior year. GAAP loss from continuing operations was $135 million, or $1.09 per diluted share, compared with GAAP income from continuing operations of $139 million, or $1.32 per diluted share, in the prior year. Second quarter results benefited from the acquisition of Exelis, but the company recorded a non-cash after-tax charge of $328 million, or $2.63 per diluted share, to write down goodwill and other assets of the CapRock business due to the downturn in the energy market and its impact on customer operations.

Non-GAAP income from continuing operations was $187 million, or $1.49 per diluted share, excluding the non-cash charge related to CapRock, acquisition-related items, restructuring and other charges. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

Free cash flow (net cash provided by operating activities less capital expenditures) in the second quarter was $298 million compared with $104 million in the prior year.

“Second quarter non-GAAP earnings were solid, benefiting from integration savings as well as the recently re-enacted R&D tax credit,” said William M. Brown, chairman, president and chief executive officer.

“We’ve made excellent progress in both achieving anticipated synergy savings and identifying additional opportunities. As a result, we now expect to exit fiscal 2017 with annual run-rate savings in a range of $140 to $150 million, significantly higher than our previous expectation of about $120 million. Separately, we launched additional restructuring and other actions in the quarter as part of our ongoing strategy to lower costs and improve operating performance.”

Communication Systems

Communication Systems segment revenue in the second quarter was $489 million. Segment operating income was $121 million, and non-GAAP operating income was $138 million, excluding restructuring and other charges.

Tactical radio orders included $66 million from a Middle East nation and $10 million from an Eastern European country. Public Safety orders included $20 million from the Arizona Public Service Company for a state-wide P25 communication system and $18 million from the U.S. Air National Guard for land mobile radios.

Space and Intelligence Systems

Space and Intelligence Systems segment revenue in the second quarter was $446 million and operating income was $67 million.

Harris was awarded a 3-year, $23 million contract from a classified customer to support space superiority missions; a 3-year, $23 million follow-on contract from NASA for Advanced Baseline Imager weather sensor modules; and a 1-year, $14 million follow-on contract from the U.S. Air Force for the System Engineering and Sustainment Integrator (SENSOR) program. Harris also received orders totaling $172 million from classified customers.

Following the close of the quarter, Harris was awarded a $316 million follow-on contract from NASA for payloads on the third and fourth weather satellites on the Joint Polar Satellite System.

Electronic Systems

Electronic Systems segment revenue in the second quarter was $382 million. Segment operating income was $63 million, and non-GAAP operating income was $69 million, excluding restructuring and other charges.

Orders included $19 million from the U.S. Air Force for B-1B electronic warfare self-protection subsystems. Harris also was awarded a 5-year (2-year base, three 1-year options), $28 million, single-award IDIQ contract from the U.S. Navy for repair services for the Integrated Defensive Electronic Countermeasures (IDECM) program and $46 million in follow-on contracts for the F-35 program.

Critical Networks

Critical Networks segment revenue in the second quarter was $541 million. Segment operating loss was $308 million, reflecting the non-cash charge related to CapRock, restructuring and other charges. Non-GAAP operating income was $71 million, excluding these charges.

Orders included $62 million from the Defense Information Systems Agency (DISA) and $40 million under the Future Commercial SATCOM Acquisition (FCSA) program for terrestrial and satellite communications services. Harris also was awarded a 5-year, $5 billion, multi-award Cyber Security and Information Systems Technical Area Tasks IDIQ contract from the U.S. Air Force; a 10-year, $4.3 billion, multi-award Global Network Services IDIQ contract from DISA to provide telecommunications services; a 2.5-year (8-month base, two 11-month options), $42 million contract from the U.S. Air Force for wide-area-network high-speed transport and data storage services; and a 5-year contract extension from Royal Caribbean for advanced maritime communications solutions.

Earnings Guidance

Harris increased its guidance for fiscal 2016 non-GAAP income from continuing operations from a range of $5.60-$5.80 per diluted share to a range of $5.70-$5.80 per diluted share, excluding the non-cash charge related to CapRock, acquisition-related items, restructuring and other charges. Harris revised its guidance for fiscal 2016 GAAP income from continuing operations from a range of $5.25-$5.45 per diluted share to a range of $2.80-$2.90 per diluted share. GAAP income from continuing operations guidance could change as a result of any further integration actions related to the Exelis acquisition. Guidance for fiscal 2016 revenue is updated from a range of $7.67-$7.83 billion to a range of $7.60-$7.68 billion. Harris will host a conference call today, February 2, at 8:30 a.m. Eastern Time (ET) to discuss its second quarter fiscal 2016 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 32487722. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/webcast/quarterly/2016Q2. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on February 2.

About Harris Corporation

Harris Corporation is a leading technology innovator, solving our customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in over 125 countries. The company has approximately $8 billion in annual revenue and 22,000 employees and is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems, and Critical Networks. Learn more at harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the second quarter of fiscal 2016, in each case excluding an impairment charge, acquisition-related items, restructuring and other charges; free cash flow for the second quarter of fiscal 2016 and fiscal 2015, excluding cash flow for capital expenditures; segment operating income for the second quarter of fiscal 2016 for the Communication Systems and Electronic Systems segments, in each case excluding restructuring and other charges; segment operating income for the second quarter of fiscal 2016 for the Critical Networks segment, excluding impairment, restructuring and other charges; and the guidance range for expected income from continuing operations per diluted share for fiscal 2016, excluding an impairment charge, acquisition-related items, restructuring and other charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from charges that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2016; expectations related to Exelis integration savings and cost synergies and restructuring savings; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company’s operations; sustained weakness or volatility in oil or natural gas prices or negative expectations about future prices or volatility; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; and potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1,	January 2,	January 1,	January 2,
	2016	2015	2016	2015
	(In millions, except per share amounts)
Revenue from product sales and services	$1,843	$1,206	$3,654	$2,361

Cost of product sales and services	(1,281)	(808)	(2,501)	(1,570)
Engineering, selling and administrative expenses	(239)	(188)	(568)	(383)
Impairment of goodwill and other assets	(367)	—	(367)	—
Non-operating income	—	—	1	—
Interest income	—	1	1	2
Interest expense	(45)	(22)	(93)	(45)

Income (loss) from continuing operations before income taxes	(89)	189	127	365
Income taxes	(46)	(50)	(114)	(101)

Income (loss) from continuing operations	(135)	139	13	264
Discontinued operations, net of income taxes	(17)	—	(17)	—

Net income (loss)	$(152)	$139	$(4)	$264

Net income (loss) per common share
Basic
Continuing operations	$(1.09)	$1.34	$0.10	$2.52
Discontinued operations	(0.14)	—	(0.14)	—

	$(1.23)	$1.34	$(0.04)	$2.52

Diluted
Continuing operations	$(1.09)	$1.32	$0.10	$2.50
Discontinued operations	(0.14)	—	(0.13)	—

	$(1.23)	$1.32	$(0.03)	$2.50

Cash dividends paid per common share	$0.50	$0.47	$1.00	$0.94

Basic weighted average common shares outstanding	123.8	103.9	123.6	104.3
Diluted weighted average common shares outstanding	123.8	104.9	124.7	105.3

Table 2

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1,	January 2,	January 1,	January 2,
	2016	2015	2016	2015
	(In millions)
Revenue
Communication Systems	$489	$435	$943	$824
Space and Intelligence Systems	446	221	881	474
Electronic Systems	382	128	756	237
Critical Networks	541	423	1,107	830
Corporate eliminations	(15)	(1)	(33)	(4)

	$1,843	$1,206	$3,654	$2,361

Income (Loss) From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Communication Systems	$121	$126	$259	$242
Space and Intelligence Systems	67	34	135	71
Electronic Systems	63	24	132	46
Critical Networks (A)	(308)	50	(245)	92
Unallocated corporate income (expense) (B)	47	(21)	5	(38)
Amortization of intangible assets from Exelis Inc. acquisition	(33)	—	(66)	—
Corporate eliminations	(1)	(3)	(2)	(5)
Non-operating income	—	—	1	—
Net interest expense	(45)	(21)	(92)	(43)

	$(89)	$189	$127	$365

(A)	Reflects impairment of goodwill and other assets related to Harris CapRock Communications of $367 million in the quarter and two quarters ended January 1, 2016.
(B)	Reflects impact of net liability reduction of $101 million for certain post-employment benefit plans in the quarter and two quarters ended January 1, 2016.

Table 3

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Two Quarters Ended
	January 1,	January 2,
	2016	2015
	(In millions)
Operating Activities
Net income (loss)	$(4)	$264
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	114	104
Amortization of intangible assets from Exelis Inc. acquisition	66	—
Share-based compensation	19	17
Pension contributions	(97)	—
Pension income	(12)	—
Net liability reduction for certain post-employment benefit plans	(101)	—
Impairment of goodwill and other assets	367	—
Loss on sale of discontinued operations	21	—
(Increase) decrease in:
Accounts receivable	220	(16)
Inventories	(91)	(31)
Increase (decrease) in:
Accounts payable and accrued expenses	(128)	(120)
Advance payments and unearned income	(59)	(12)
Income taxes	31	8
Other	41	8

Net cash provided by operating activities	387	222

Investing Activities
Additions of property, plant and equipment	(51)	(79)
Proceeds from sale of property, plant and equipment	2	—
Proceeds from sale of Cyber Integration Center	—	7

Net cash used in investing activities	(49)	(72)

Financing Activities
Proceeds from borrowings	209	33
Repayments of borrowings	(395)	(17)
Proceeds from exercises of employee stock options	33	28
Repurchases of common stock	—	(150)
Cash dividends	(127)	(99)
Other financing activities	(15)	(14)

Net cash used in financing activities	(295)	(219)

Effect of exchange rate changes on cash and cash equivalents	(13)	(22)

Net increase (decrease) in cash and cash equivalents	30	(91)

Cash and cash equivalents, beginning of year	481	561

Cash and cash equivalents, end of quarter	$511	$470

Table 4

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	January 1,	July 3,
	2016	2015
	(In millions)
Assets

Cash and cash equivalents	$511	$481
Receivables	935	1,168
Inventories	1,070	1,015
Income taxes receivable	156	87
Deferred compensation plan investments	41	267
Other current assets	122	165
Property, plant and equipment	1,102	1,165
Goodwill	5,989	6,348
Other intangible assets	1,643	1,775
Non-current deferred income taxes	376	502
Other non-current assets	152	154

	$12,097	$13,127

Liabilities and Equity

Short-term debt	$198	$33
Accounts payable	558	581
Compensation and benefits	159	255
Other accrued items	422	518
Advance payments and unearned income	353	433
Income taxes payable	8	57
Deferred compensation plan liabilities	13	267
Current portion of long-term debt	385	130
Current liabilities of discontinued operations	43	—
Defined benefit plans	1,739	1,943
Long-term debt	4,443	5,053
Long-term contract liability	64	71
Non-current deferred income taxes	11	12
Other long-term liabilities	449	372
Equity	3,252	3,402

	$12,097	$13,127

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income (loss) from continuing operations, income (loss) from continuing operations per diluted common share, net cash provided by operating activities and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Income (Loss) from Continuing Operations and Net Income (Loss) from Continuing Operations per Diluted Common Share

(Unaudited)

	Quarter Ended
	January 1, 2016
		Net Income (Loss)
	Net	per Diluted
	Income (Loss)	Common Share
	(In millions, except per share amounts)
GAAP loss from continuing operations and related diluted earnings per share	$(135)	$(1.09)
Non-GAAP adjustments:
Impairment of goodwill and other assets ($367 million pre-tax)	328
Net liability reduction for certain post-employment benefit plans ($101 million pre-tax)	(63)
Integration and other Exelis Inc. acquisition-related costs ($46 million pre-tax)	33
Charges for restructuring and other items ($35 million pre-tax)	24

Total adjustments	322	2.58

Non-GAAP income from continuing operations and related diluted earnings per share	$187	$1.49

Table 6

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Free Cash Flow

(Unaudited)

	Quarter Ended
	January 1, 2016	January 2, 2015
	(In millions)
Net cash provided by operating activities	$323	$142
Less net capital expenditures	(25)	(38)

Free cash flow	$298	$104

Table 7

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Segment Operating Income (Loss)

(Unaudited)

	Quarter Ended
	January 1, 2016
	As Reported	Adjustments	Non-GAAP
	(In millions)
Segment Operating Income (Loss)

Communication Systems (A)	$121	$17	$138

Electronic Systems (A)	$63	$6	$69

Critical Networks (B)	$(308)	$379	$71

(A)	Adjustment for restructuring and other charges.
(B)	Adjustments of $367 million for impairment of goodwill and other assets and $12 million for restructuring and other charges.

Table 8

HARRIS CORPORATION

FY ‘16 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Guidance for FY ‘16 Income from Continuing Operations per Diluted Common Share to

FY ‘16 Non-GAAP Income from Continuing Operations per Diluted Common Share

(Unaudited)

2016
(Guidance)
GAAP income from continuing operations per diluted common share	$2.80 to $2.90*
Impairment of goodwill and other assets	$2.63
Estimated net impact of acquisition-related items, restructuring and other charges	$.27*

Non-GAAP income from continuing operations per diluted common share	$5.70 to $5.80

*	Amounts could change as a result of any further integration actions related to the Exelis Inc. acquisition.